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                                                                      EXHIBIT 21
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                        MINE SAFETY APPLIANCES COMPANY
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          The registrant's present affiliates include the following:


                                                                  State or Other
                                                                 Jurisdiction of
      Name                                                        Incorporation
      ----                                                       ---------------
Compania MSA de Argentina S.A.                                     Argentina
MSA (Aust.) Pty. Limited                                           Australia
MSA Export Limited                                                 Barbados
MSA do Brasil Ltda.                                                Brazil
MSA Canada                                                         Canada
MSA de Chile Ltda.                                                 Chile
Baseline Industries, Inc.                                          Colorado
Rose Manufacturing Company                                         Colorado
MSA International, Inc.                                            Delaware
MSA de France                                                      France
Auergesellschaft GmbH                                              Germany
MSA-Auer Safety Technology                                         Hungary
MSA Italiana S.p.A.                                                Italy
MSA Japan Ltd.                                                     Japan
Better Breathing, Inc.                                             Massachusetts
MSA de Mexico, S.A. de C.V.                                        Mexico
MSA Nederland, B.V.                                                Netherlands
HAZCO Services, Inc.                                               Ohio
MSA del Peru S.A.                                                  Peru
MSA-Auer Polska Sp. z o.o.                                         Poland
MSA (Britain) Limited                                              Scotland
MSA S.E. Asia Pte. Ltd.                                            Singapore
MSA Espanola S.A.                                                  Spain
AB Tegma                                                           Sweden
MSA (Switzerland) Ltd.                                             Switzerland
Aritron Instrument A.G.                                            Switzerland
MSA Zimbabwe (Pvt.) Limited                                        Zimbabwe
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     The above-mentioned affiliated companies are included in the consolidated financial statements of the registrant filed as part of this annual report. The names of certain other affiliates, which considered in the aggregate as a single affiliate would not constitute a significant affiliate, have been omitted.